Calculation of Filing Fee Tables
S-8
ALLIENT INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock	457(a)	700,000	$ 64.045	$ 44,831,500.00	0.0001381	$ 6,191.23
Total Offering Amounts:						$ 44,831,500.00		$ 6,191.23
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 6,191.23
Offering Note
[1]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also registers an indeterminate number of additional shares that may be issued pursuant to the above-named plans as the result of any future stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock. Represents additional shares of Common Stock available for future issuance under the Allient Inc. Employee Stock Ownership Plan (as amended, restated, supplemented or otherwise modified from time to time, the "Plan") or that may become issuable under the Plan pursuant to its terms. This estimate is made pursuant to Rule 457(c) and 457(h) of the Securities Act solely for purposes of calculating the registration fee. The maximum offering price per share and the maximum aggregate offering price are based upon the average of the high and low prices of the Registrant's Class A common stock as reported on the Nasdaq Stock Market on March 24, 2026, which date is within five business days prior to filing this registration statement. The Registrant does not have any fee offsets.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources